Exhibit 99.1

CoreLogic Concludes Review of Strategic Alternatives

Santa Ana, California, February 27, 2012 - CoreLogic, Inc. (NYSE:CLGX), a leading provider of information, analytics and business services, today announced that the independent committee of the company's Board of Directors has concluded its previously announced review of strategic alternatives.

The independent committee began its review in August 2011. With the assistance of its financial advisor, Greenhill & Co., and its legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the independent committee evaluated a wide range of alternatives to enhance stockholder value, including a sale or merger of the company or sale of certain of its business lines, repurchases of debt and common stock and other transactions. After a thorough review of these alternatives, and the company's enhanced operating plan for 2012 and beyond, which has provided for the divestiture of non-core, lower-margin businesses, Project 30 expense reduction initiatives and the addition of new senior management, and in view of improving economic and marketplace conditions, the independent committee determined that, at this time, it would be in the best interest of CoreLogic and its stockholders for the company to continue its present strategic course toward increased value creation for stockholders. At the recommendation of the committee of independent directors, the Board of Directors unanimously voted to conclude its formal process.

"The independent committee and its advisors looked at many strategic options, but in the end, we believe that the company's enhanced business plan offered greater potential for stockholder value creation than any of the other alternatives," said D. Van Skilling, Chairman of CoreLogic. “The company entered 2012 with excellent momentum, with improved market performance and the successful execution of its cost reduction programs. The company is optimistic about its prospects for the coming year, and its strong cash position gives it additional flexibility to drive stockholder value. The Board of Directors intends to continue to monitor closely management's successful execution of the enhanced business plan and achievement of greater value for stockholders.”

Fourth Quarter and Full-Year 2011 Earnings Release and Conference Call

In a separate release, CoreLogic today announced its financial results for the fourth quarter and full year of fiscal 2011. The CoreLogic management team will host a live webcast and conference call on Tuesday, February 28, 2012, at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-800-798-2801 for U.S./Canada participants or 617-614-6205 for international participants using Conference ID 24200512.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 54388010.
About CoreLogic
CoreLogic (NYSE: CLGX) is a leading provider of information, analytics and business services. The Company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built one of the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. The Company, headquartered in Santa Ana, Calif., has more than 5,000 employees globally. For more information visit www.corelogic.com.

Media Contact: Alyson Austin, office phone: 714-250-6180, email: newsmedia@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, email: danlsmith@corelogic.com

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the independent committee's view that pursuing the current course is in the best interest of CoreLogic and its stockholders, the belief that the enhanced business plan offers greater value creation than any of the other alternatives, the belief regarding the Company's prospects and flexibility to drive stockholder value, and the Company's 2012 financial guidance. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data which may, among other things, limit the manner in which we conduct business with our customers; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer credit industry, including the continued decline in mortgage applications, declines in the level of loans seriously delinquent and continued delays in the default cycle, the state of the securitization market, increased unemployment, and conditions in the economy generally; risks related to our international operations and the outsourcing of various business process and information technology services to third parties, including potential disruptions to services and customers and inability to achieve cost savings; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.